EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on S-8 (Nos. 333-151100, 333-145637, 333-125644, 333-110151, 333-76895, 333-71770, 033-57610, 333-29667 and 333-09383) of Trident Microsystems, Inc. of our report dated September 12, 2008 relating to the consolidated financial statements, financial schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
San Jose, California
September 12, 2008